UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

    Florida                                  0-13763                             59-2095002
(State or other jurisdiction                        Commission file number                       (IRS Employer
of incorporation)                                                                  Identification No.)

5250-140th Avenue North, Clearwater, Florida                                               33760
(Address of principal executive offices)                                                      (Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On August 26, 2004, following the Company’s 2004 Annual Shareholder Meeting, Jerry T. Kendall was elected to the positions of Chief Executive Officer and President.  Mr. Kendall has served as President and Chief Operating Officer since joining the Company in April 2003.  He is a highly experienced executive that will provide the Company able leadership.

    Robert S. Wiggins, the Company’s Chairman of the Board and former Chief Executive Officer, remains as Chairman of the Board, Company Secretary and as a continuing Company employee to concentrate on manufacturing cost improvements and strategic growth initiatives.

    This succession plan was announced on May 11, 2004.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TECHNOLOGY RESEARCH CORPORATION

Date: August 31, 2004                                             By:       /s/ Scott J. Loucks
                                                     Name: Scott J. Loucks
                                         Title:    VP Finance, CFO